UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – November 26, 2008

WIRELESS AGE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(Address of principal executive offices)

(905) 833-2753
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 1.02	Entry into Material Definitive Agreement	3

Item 9.01	Financial Statements and Exhibits	3

	Signatures	4

	Exhibit Index	5

Item 1.02                                  Termination of a Material Definitive Agreement

On October 23, 2008, Wireless Age Communications, Inc. (the “Company”) and its controlling shareholder Newlook Industries Corp. (“Newlook”) entered into a Repayment Agreement (the “Repayment Agreement”) with Saskatchewan Telecommunications (“SaskTel”) pursuant to which SaskTel agreed to retain all payments owed by SaskTel to Wireless Age Communications Ltd. (“Wireless Age” a subsidiary of the Company) under a Distributorship Agreement until the sum of such payments equaled the amount of indebtedness owed by the Company and Newlook to TCE Capital Corporation (“TCE”) under senior secured loans (the “TCE Loans”). Upon such amounts held equaling the then balance of the TCE Loans balance, SaskTel agreed to pay TCE such balance on behalf of the Company, Wireless Age, Wireless Source Distribution Ltd. and Newlook. A copy of the Repayment Agreement was filed as Exhibit 10.13, on the Company’s Form 8-K filed with the Securities and Exchange Commission on October 29, 2008.

On November 26, 2008, SaskTel transferred CAD$2,524,986 to TCE on behalf of the Company and Newlook as full and complete satisfaction of all amounts owed by the parties to TCE. As part of the transaction, SaskTel received an Assignment of TCE’s first charge security position in the assets of the Company’s subsidiaries Wireless Age Communications Ltd. and Wireless Source Distribution Ltd. Prior to the transfer the Company paid a CAD$60,000 early termination penalty to TCE.

Item 9.01                                  Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are being furnished as part of this report.

On December 2, 2008, the Company issued a press release entitled “Wireless Age Announces November Revenues and Retirement of Debt”, under which the Company announced the TCE debt repayment. A copy of such press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: December 2, 2008	By:	/s/ Gary Hokkanen
Name: Gary Hokkanen
Title: Chief Financial Officer

Exhibit Index

99.1	Press Release dated December 2, 2008